                                                                       EXHIBIT 4











                                     UNOCAL
                           DEFERRED COMPENSATION PLAN

                                     UNOCAL
                           DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS


                                                                                           Page
                                                                                           ----
                                           ARTICLE I

                                     TITLE AND DEFINITIONS

1.1     Title................................................................................1
1.2     Definitions..........................................................................1

                                           ARTICLE II

                                         PARTICIPATION

2.1     Participation........................................................................8

                                          ARTICLE III

                                           ELECTIONS

3.1     Elections to Defer Compensation......................................................9
3.2     Investment Elections................................................................11
3.3     Distribution Elections..............................................................14

                                           ARTICLE IV

                                            ACCOUNTS

4.1     Deferral Account....................................................................16
4.2     Company Contribution Account........................................................17

                                           ARTICLE V

                                            VESTING

5.1     Deferral Account....................................................................19
5.2     Company Contribution Account........................................................19

                                           ARTICLE VI

                                         DISTRIBUTIONS

6.1     Distribution of Deferred Compensation and Discretionary Company Contributions.......20
6.2     Nonscheduled Withdrawals............................................................23
6.3     Hardship Withdrawals................................................................24

6.4     Inability to Locate Participant.....................................................24
6.5     Effect of a Change of Control on Distributions of Participant Accounts..............25

                                          ARTICLE VII

                                         ADMINISTRATION

7.1     Administrative Committee Action.....................................................26
7.2     Powers and Duties of the Committee..................................................26
7.3     Construction and Interpretation.....................................................27
7.4     Information.........................................................................27
7.5     Compensation, Expenses and Indemnity................................................27
7.6     Quarterly Statements................................................................28
7.7     Claims Procedure....................................................................28

                                          ARTICLE VIII

                                         MISCELLANEOUS

8.1     Unsecured General Creditor..........................................................30
8.2     Trust Fund..........................................................................30
8.3     Restriction Against Assignment......................................................31
8.4     Withholding.........................................................................31
8.5     Amendment, Modification, Suspension or Termination..................................31
8.6     Governing Law.......................................................................32
8.7     Receipt or Release..................................................................32
8.8     Payments on Behalf of Persons Under Incapacity......................................32
8.9     Headings, etc. Not Part of Agreement................................................32

                                     UNOCAL
                           DEFERRED COMPENSATION PLAN
                           (EFFECTIVE JANUARY 1, 2002)

        Unocal Corporation hereby establishes the Unocal Deferred Compensation Plan (the "Plan"), effective January 1, 2002, to provide a select group of management and highly compensated employees (as defined in Section 201(2) of ERISA) with a capital accumulation opportunity by deferring compensation on a pre-tax basis.

                                    ARTICLE I
                              TITLE AND DEFINITIONS

        1.1    TITLE.

        This Plan shall be known as the Unocal Deferred Compensation Plan.

        1.2    DEFINITIONS.

        Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

        "Accounts" shall mean a Participant's Deferral Account and, if applicable, Company Contribution Account.

        "Administrative Committee" or "Committee" shall mean the Management Development and Compensation Committee of the Board of Directors.

        "Affiliate" shall mean (a) any corporation that is a member of a controlled group of corporations (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C), and with the phrase "more than 50%" substituted for the phrase "at least 80%" each place it appears in Code Section 1563(a)), of which Unocal Corporation is a component member, or (b) any entity (whether or not incorporated) that is under common control with Unocal Corporation (as defined in Code Section 414(c) and the Treasury Regulations thereunder, and with the phrase "more than 50%" substituted for the phrase "at least 80%" each place it appears in the Treasury Regulations under Code Section 414(c)).

        "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee, and no beneficiary designation of someone other than the Participant's spouse shall be effective unless such designation is consented to by the Participant's spouse on a form provided by and in accordance with procedures established by the Committee. If there is no Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead shall be paid
(a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

        "Board of Directors" or "Board" shall mean the board of directors of the Company.

        "Bonus" shall mean any annual cash bonus payable to a Participant under the Company's RICP.

        "Change of Control" shall mean any of the following:

               (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any entity pursuant to a transaction that satisfies the conditions of clauses (i), (ii) and
        (iii) of paragraph (c) below.

               (b) Individuals who, as of November 15, 2001, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to November 15, 2001 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, except that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered a member of the Incumbent Board.

               (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination:

                       (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (or, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "resulting parent")) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,

                       (ii) no Person (excluding any resulting entity or resulting parent in such Business Combination or any employee benefit plan (or related trust) of the Company or such resulting entity or resulting parent) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination; and

                       (iii) at least a majority of the members of the board of directors of the resulting entity from such Business Combination or resulting parent were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

               (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Company" shall mean Unocal Corporation.

        "Company Contribution Account" shall mean the bookkeeping account maintained by the Administrative Committee for each Participant that is credited with an amount equal to the Company Discretionary Contribution Amount, if any, and interest on such amounts pursuant to Section 4.2.

        "Company Discretionary Contribution Amount" shall mean such amount, if any, determined by the Administrative Committee, in its sole discretion, with respect to any Participant.

        "Compensation" shall mean the Salary and/or Bonus that the Participant is entitled to for services rendered to the Employer.

        "Deferral Account" shall mean the bookkeeping account maintained by the Administrative Committee for each Participant that is credited with amounts equal to (a) the portion of the Participant's Salary that he or she defers, (b) the portion of the Participant's Bonus that he or she defers, and (c) interest or earnings or losses pursuant to Section 4.1.

        "Disability" shall mean an incapacity that has rendered the Participant eligible to commence receiving benefits under the Company's long-term disability plan.

        "Effective Date" shall mean January 1, 2002.

        "Eligible Employee" shall mean an Employee with job classification of M4 or above who is selected by the Administrative Committee to be eligible for participation in the Plan; provided, however, that the Administrative Committee may in its sole discretion change requirements for eligibility under the Plan at any time and from time to time.

        "Eligible Retirement" shall mean termination from employment by the Company, Employer and all other Affiliates at a time when the Participant is eligible to immediately commence retirement under the terms of the Unocal Retirement Plan or the Unocal Overseas Services, Limited Retirement Plan.

        "Employee" shall mean an employee of the Union Oil Company of California, Unocal Corporation or Unocal Oversees Services, Limited.

        "Employer" shall mean Union Oil Company of California, Unocal Corporation or Unocal Overseas Services, Limited.

        "ERISA" shall mean the Employee Retirement Income Securities Act of 1974, as amended.

        "Initial Election Period" for an Eligible Employee shall mean the latest of (a) the period beginning upon notification to the Participants of this Plan and ending December 31, 2001, (b) the thirty-day period following the Eligible Employee's date of hire or (c) the thirty-day period following the date on which an individual becomes an Eligible Employee.

        "Investment Option" or "Investment Options" shall mean one or more of the Premium Interest Rate Option and the Variable Investment Options.

        "Participant" shall mean any Eligible Employee who elects to defer Compensation in accordance with Section 3.1.

        "Payment Eligibility Date" shall mean the last day of the calendar quarter in which a Participant ceases to be employed by the Company, the Employer and all other Affiliates, incurs a Disability or dies.

        "Plan" shall mean the Unocal Deferred Compensation Plan set forth herein, now in effect, or as amended from time to time.

        "Plan Year" shall mean the 12 consecutive month period beginning on January 1 and ending the following December 31.

        "Plan Year Subaccounts" shall mean subaccounts of a Participant's Deferral Account established to separately account for Compensation deferred (and interest or earnings or losses thereon) for each Plan Year in which a Participant participates in the Plan.

        "Premium Interest Rate Option" shall mean a fictional unitized fund in which each unit is deemed to increase in value each day of the Plan Year at a rate that, when annualized, is equal to the Premium Interest Rate for the Plan Year.

        "Premium Interest Rate" shall mean, for each Plan Year, the rate that is equal to the average of the yields on actively traded 10-year U.S. Treasury notes, adjusted to constant maturities, for the month of September preceding such Plan Year (as reported in the Federal Reserve Statistical Release posted on the Federal Reserve Board's website) plus 300 basis points; provided, however, that for the Plan Year 2002, the Premium Interest Rate shall be 8%.

        "Retirement Plan" shall mean the Unocal Retirement Plan, and/or the Unocal Overseas Limited, Inc. Retirement Plan as such plans may be amended from time to time.

        "RICP" shall mean the Unocal Revised Incentive Compensation Plan, as it may be amended from time to time.

        "Salary" shall mean the Participant's base salary, excluding bonus, commissions, incentive and all other remuneration for services rendered to the Employer and prior to a reduction for any salary contributions to a plan established pursuant to Section 125 of the Code or qualified pursuant to Section 401(k) of the Code.

        "Subsidiary" shall mean any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

        "Variable Investment Option(s)" shall mean separate fictional unitized funds in which units are deemed to increase or decrease in value daily in accordance with the daily increases or decreases in one of the following indices: (1) Lehman Treasury Bellwether -- 3 month, (2) Lehman Brothers Aggregate Bond Index and (3) Standard & Poor's 500 Index.

                                    ARTICLE II
                                  PARTICIPATION

        2.1    PARTICIPATION.

               (a) Generally. An Eligible Employee shall become a Participant in the Plan by electing to defer Compensation in accordance with Section 3.1.

               (b) Duration of Participation. Any deferral election of a Participant who ceases to be an Eligible Employee shall terminate effective as the next pay period beginning after the date such cessation occurs and shall not apply to any Bonus that becomes payable subsequent to such date.

                                   ARTICLE III
                                    ELECTIONS

        3.1    ELECTIONS TO DEFER COMPENSATION.

               (a) Initial Election Period. Each Eligible Employee may elect to defer Compensation by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided and in a manner specified by the Committee, no later than the last day of his or her Initial Election Period.

               (b) General Rule. Subject to the minimum deferral provisions of
        Section 3.1(c) below, the amount of Compensation that an Eligible Employee may elect to defer is as follows:

                      (i) Any percentage or dollar amount of Salary up to 50%; and/or

                      (ii) Any percentage or dollar amount of Bonus up to 90%;

        provided, however, that no election shall be effective to reduce the Compensation paid to an Eligible Employee for a calendar year to an amount that is less than the sum of: (i) the amount that the Company is required to withhold from such Eligible Employee's Compensation for such calendar year for purposes of federal, state and local (if any) income tax and employment tax (including Federal Insurance Contributions Act
        (FICA) tax withholding); (ii) the amount that the Company is required to withhold from such Eligible Employee's Compensation for such calendar year for contributions to any employee benefit plan (other than this Plan); and (iii) the amount, if any, that the Company is required to withhold from such Eligible Employee's Compensation for such calendar year for purposes of any other legally required deductions including, but not limited to, deductions for support orders or garnishment.

               (c) Minimum Deferrals. For each Plan Year during which an Eligible Employee is a Participant, the minimum amount that may be elected under Section 3.1(b) is $5,000. This $5,000 minimum deferral for any Plan Year may be met by a combination of deferrals of Salary and/or Bonus, determined on the basis of the Participant's target Bonus to be paid in such Plan Year. If the sum of (i) the amount of Salary that the

        Participant has elected to defer for a Plan Year and (ii) the amount of the Bonus earned in the prior Plan Year and payable in such Plan Year that the Participant has elected to defer (assuming for this purpose that the Bonus earned in the prior Plan Year and payable in such Plan Year is equal to the Participant's target Bonus for the prior Plan Year) is less than $5,000, then the Participant's deferral elections for the Salary and the Bonus payable in such Plan Year shall not be effective.

               (d) Effect of Initial Election. An election to defer Compensation during an Initial Election Period shall first be effective with respect to (i) Salary earned during the first pay period beginning after the Initial Election Period, or if later, December 31, 2001 and (ii) the Bonus paid with respect to services performed in the Plan Year following the Plan Year in which the election is made.

               (e) Elections other than Elections during the Initial Election Period. Subject to the requirements of Section 2.1, any Eligible Employee who fails to elect to defer Compensation during his or her Initial Election Period may subsequently become a Participant, and any Eligible Employee who has terminated a prior deferral election may elect to again defer Compensation, by filing an election, on a form provided and in a manner specified by the Committee, to defer Compensation as described in paragraph (b) above. An election to defer Compensation for a Plan Year must be filed on or before December 15 of the preceding Plan Year (or such later date as the Committee designates, but in all events no later than December 31 of the preceding Plan Year), and will first be effective for Salary and/or Bonus earned during pay periods beginning on or after January 1 of the Plan Year following the Plan Year in which the election is made.

               (f) Duration of Deferral Elections. Any election made under this Plan to defer Compensation shall be effective with respect to Compensation payable with respect to services performed during each Plan Year during which a Participant remains an Eligible Employee. A Participant may increase, decrease or terminate a deferral election with respect to Compensation for any subsequent Plan Year by filing a new election no later than December 15 of the preceding Plan Year (or such later date as the Committee designates, but in all events no later than December 31 of the preceding Plan Year), subject to the limitations set forth in this Section 3.1, which election shall be effective for the first pay period beginning on or after January 1 of the next following Plan Year.

               (g) Special Election. Notwithstanding anything contained herein to the contrary, an Eligible Employee may elect to defer up to 90% of his or her Bonus for the year 2001 under this Plan, notwithstanding any prior deferral election under the RICP, by filing an election on a form provided and in a manner specified by the Committee no later than December 31, 2001.

               (h) Irrevocable Elections. Except as provided in Section 3.1(f), any deferral election under this Section 3.1 shall be irrevocable.

               (i) Effect of Election on Company Retirement Plan. Notwithstanding any election made by a Participant pursuant to Section 3.1(b), the Committee shall, to the extent that it deems necessary to preserve the tax qualified status of the Company's Retirement Plan, reserve the right to (A) reduce the amount of Compensation subject to the Participant's deferral election for any given Plan Year and/or (B) pay to Participant any Compensation deferred by the Participant earlier in the Plan Year so long as the payment is made within the same Plan Year as the Compensation would have been paid if it had not been subject to the Participant's deferral election.

        3.2    INVESTMENT ELECTIONS.

               (a) The maximum amount of the Compensation deferred under this Plan that may be deemed to be invested in the Variable Investment Options shall be limited as described in this Section 3.2. For each Plan Year, the Administrative Committee shall establish the maximum dollar amount of the Compensation that Participants will defer during that Plan Year that may, in the aggregate, be deemed to be invested in the Variable Investment Options (the "Variable Investment Limit"). The Variable Investment Limit for a Plan Year shall be applied on a dollar for dollar basis as Compensation that Participants have elected to defer is credited to Participants' Deferral Accounts during the Plan Year as follows: As of each date that any deferred Compensation is credited to any Participant's Deferral Account, the Administrative Committee shall determine the aggregate amount of the deferred Compensation to be credited on that date that the Participants have designated to be deemed to be invested in any Variable Investment Option (the "Variable Investment Amount") and shall reduce the Variable Investment Limit by the amount of the Variable Investment Amount. If, as of the date any deferred Compensation is credited, the Variable Investment Amount exceeds the remaining Variable Investment Limit, then the portion of each Participant's deferred Compensation to be credited on that date that such Participant has designated to be invested in a Variable Investment Option shall be multiplied by a fraction, the numerator of which is the remaining Variable Investment Limit and the denominator of which is the Variable Investment Amount for that crediting date. The resulting portion of each Participant's deferred Compensation shall be deemed to be invested in the Variable Investment Option designated in such Participant's election and the remainder of the Participant's deferred Compensation to be credited on that crediting date and each subsequent crediting date for such Plan Year shall either be deemed to be invested in the Premium Interest Rate Option or paid to the Participant in accordance with the Participant's prior election under Section 3.2(b). Any Bonus deferred for a Plan Year shall be subject to the Variable Investment Limit established for the Plan Year during which such Bonus is paid.

               (b) At the time of making an initial deferral election described in Section 3.1, the Participant shall elect one or more Investment Options for the deemed investment of his or her deferred Compensation. Such election shall be made on a form provided and in a manner specified by the Committee and shall apply solely for purposes of determining the amount of interest and/or earnings or losses to be credited or debited to his or her Plan Year Subaccounts that the Administrative Committee establishes pursuant to Article IV. In making the election pursuant to this Section 3.2, the Participant must specify, in whole percentages, the percentage of his or her corresponding Plan Year Subaccounts that he or she wishes to be deemed to be invested in one or more Investment Options. If a Participant designates any Variable Investment Option, then he or she shall also designate whether amounts of deferred Compensation that cannot be deemed to be invested in a Variable Investment Option because of the Variable Investment Limit shall be either (i) deemed to be invested in the Premium Interest Rate Option or
        (ii) not deferred, but paid
        to the Participant. Any Participant who fails to make an investment election under this Section 3.2 shall be deemed to have elected the Premium Interest Rate Option.

               (c) A Participant's initial election under this Section 3.2 shall remain in effect until changed. A Participant may make a new election with respect to Compensation deferred in any subsequent Plan Year by filing a new election on or before December 15 of the preceding Plan Year (or such later date as the Committee designates, but in all events no later than December 31 of the preceding Plan Year). Any election filed subsequent to the initial election under this Section 3.2 shall remain in effect until a new election is filed.

               (d) The portion of the Plan Year Subaccount that is originally deemed to be invested in the Premium Interest Rate Option shall continue to be deemed to be invested in the Premium Interest Rate Option until distributed. The deemed investment of the portion of any Plan Year Subaccount that is originally deemed to be invested in a Variable Investment Option may be changed to any other Variable Investment Option at the election of the Participant, but may not be changed to the Premium Interest Rate Option. The election to change the deemed investment of all or a portion of a Plan Year Subaccount may be made as of the end of any business day by filing an election on a form provided by and in a manner specified by the Committee.

               (e) The Company reserves the right to change the Investment Options, and to increase or decrease the number of Investment Options for purposes of this Plan, including, without limitation, the designation of different indices, mutual funds or investment portfolios.

               (f) Notwithstanding the Participant's ability to designate the Investment Options in which the Plan Year Subaccounts of his or her Deferred Account shall be deemed to be invested, the Company shall have no obligation to invest any funds in accordance with any Participant's election. A Participant's Accounts shall merely be bookkeeping entries on the Company's books, and no Participant shall obtain any interest in any of the Investment Options.

        3.3    DISTRIBUTION ELECTIONS.

               (a) In-Service Distributions. At the time of making an initial election to defer Compensation pursuant to Section 3.1, a Participant may elect (in the manner specified by the Committee) to receive an in-service distribution of the amount deferred during the first full or partial Plan Year to which such election applies, together with interest or earnings or losses credited with respect to such amounts pursuant to
        Article IV, in a lump sum payment or in annual installments over 2, 3, 4 or 5 years in any January that occurs after the fifth anniversary of the last day of the Plan Year in which the amount deferred was earned. Thereafter, a Participant may elect to receive an in-service distribution of the amount deferred during any Plan Year, together with interest or earnings or losses, in a lump payment or in annual installments over 2, 3, 4 or 5 years in any January that occurs after the fifth anniversary of the last day of such Plan Year by filing an election, on a form provided and in a manner specified by the Committee no later than December 15 of the preceding Plan Year (or such later date as the Committee designates, but in all events no later than December 31 of the preceding Plan Year). A Participant may not elect an in-service distribution for any amounts deferred during a Plan Year after December 15 of the preceding Plan Year (or such later date as the Committee designates, but in all events no later than December 31 of the preceding Plan Year). If a Participant fails to make a distribution election under this Section 3.3(a) for a Plan Year, the Compensation deferred for that Plan Year shall be distributed as set forth in Section 6.1(b).

               (b) Elections for Alternative Form of Distribution Upon Eligible Retirement or Disability. Section 6.1(b) provides that the normal form of benefit distribution upon an Eligible Retirement or Disability is a lump sum. At the time of making his or her initial election to defer Compensation pursuant to Section 3.1, a Participant may elect (in the manner specified by the Committee) an alternative form of benefit for distribution of the Compensation deferred under the Plan in the event that his or her employment terminates due to Eligible Retirement or Disability pursuant to Section 6.1(b). Subject to the provisions of
        Section 6.1(b), the most recent effective election filed under this
        Section 3.3(b) will apply to the Compensation deferred by the Participant for each Plan Year for which (i) the Participant does not elect an in-service distribution pursuant to Section 3.3(a) or (ii) the Participant elects an in-service distribution but has an Eligible Retirement or becomes Disabled prior to the commencement of such in-service distribution.

               (c) Elections for Accelerated Distribution upon a Change of Control. At the time of making an initial election to defer Compensation pursuant to Section 3.1, a Participant may elect (in the manner specified by the Committee) that, if a Change of Control occurs, then, notwithstanding any distribution election previously made under Sections 3.3(a) and/or 3.3(b), all vested amounts credited to the Participant's Accounts as of the date of the Change of Control shall be paid in a lump sum within five days following such Change of Control. A Participant who fails to make an election under this Section 3.3(c) at the time of his or her initial election may make such an election at any time thereafter; provided, however, that any such election made after his or her initial election to defer shall not be effective until 12 months after it is received by the Committee and, therefore, will not apply in the event that a Change of Control occurs within the 12-month period after the Committee receives the election. A Participant who makes an election under this Section 3.3(c) may revoke such election at any time (in the manner specified by the Committee); provided, however, that any revocation shall not be effective until twelve months after the revocation is received by the Committee and, therefore, will not be effective in the event that a Change of Control occurs within the 12-month period after the Committee receives the election.

                                   ARTICLE IV
                                    ACCOUNTS

        4.1    DEFERRAL ACCOUNT.

        The Administrative Committee shall establish and maintain a Deferral Account for each Participant under the Plan. The Deferral Account shall be divided into Plan Year Subaccounts to the extent necessary to separately account for deferred Compensation subject to in-service distribution elections pursuant to Section 3.3(a). A Participant's Plan Year Subaccounts shall be divided into separate subaccounts ("investment subaccounts"), each of which corresponds to an Investment Option elected by the Participant pursuant to Section 3.2. A Participant's Plan Year Subaccount for a Plan Year shall be credited as follows:

               (a) The Administrative Committee shall credit the investment subaccounts of the Plan Year Subaccount of the Participant's Deferral Account with an amount equal to Salary deferred by the Participant during each pay period that begins in the Plan Year for which the Plan Year Subaccount is established on or before the fifth business day after the end of the pay period, in accordance with the Participant's elections under Section 3.2; that is, the portion of the Participant's deferred Salary that the Participant has elected to be deemed to be invested in the Premium Interest Rate Option shall be credited to the investment subaccount corresponding to the Premium Interest Rate Option, the portion of the Participant's deferred Salary that the Participant has elected to be deemed to be invested in a certain Variable Investment Option shall be credited to the investment subaccount corresponding to that Variable Investment Option to the extent that the Variable Investment Option Limit is not exceeded, and any remaining portion of deferred Salary shall be either credited to the investment subaccount corresponding to the Premium Interest Rate Option or paid to the Participant, in accordance with the Participant's prior election;

               (b) The Administrative Committee shall credit the investment subaccounts of the Plan Year Subaccount of the Participant's Deferral Account with an amount equal to the portion of the Bonus deferred by the Participant for the Plan Year for which the Plan

        Year Subaccount is established on or before the fifth business day after the Bonus or partial Bonus would have been paid, in accordance with the Participant's elections under Section 3.2; that is, the portion of the Participant's deferred Bonus that the Participant has elected to be deemed to be invested in the Premium Interest Rate Option shall be credited to the investment subaccount corresponding to the Premium Interest Rate Option, the portion of the Participant's deferred Bonus that the Participant has elected to be deemed to be invested in a certain Variable Investment Option shall be credited to the investment subaccount corresponding to that Variable Investment Option to the extent that the Variable Investment Option Limit is not exceeded, and any remaining portion of the deferred Bonus shall be either credited to the investment subaccount corresponding to the Premium Interest Rate Option or paid to the Participants in accordance with the Participant's prior election.

The amount credited to each investment subaccount of a Participant shall be deemed to purchase fictional units of the Investment Option corresponding to the investment subaccount at the value of such fictional units on the day of crediting. As of any date, the amount credited to each investment subaccount of a Participant's Plan Year Subaccount shall be equal to the number of units of the Investment Option in which such investment subaccount is deemed to be invested multiplied by the value of a fictional unit of such Investment Option as of such date.

        4.2    COMPANY CONTRIBUTION ACCOUNT.

        The Administrative Committee shall establish and maintain a Company Contribution Account for each Participant under the Plan for whom it determines that a Company Discretionary Contribution Amount is to be credited. The Company Contribution Account shall be divided into vesting subaccounts if necessary to separately account for different vesting schedules for different Company Discretionary Contribution Amounts. A Participant's Company Contribution Account shall be deemed to be invested in the Premium Interest Rate Option. A Participant's Company Contribution Account shall be credited as follows: As of the date that the Administrative Committee, in its sole discretion decides to credit a Participant with a Company Discretionary Contribution amount, the Administrative Committee shall credit a Participant's Company Contribution Account with an amount equal to the Company Discretionary

Contribution Amount for such Participant, and the amount so credited shall be deemed to purchase fictional units of the Premium Interest Rate Option at the value of such fictional units as of the date of crediting. As of any date, the amount credited to a Participant's Company Contribution Account shall be equal to the number of units of the Premium Interest Rate Option in which the Company Contributions Account is deemed to be invested multiplied by the value of a fictional unit of the Premium Interest Rate Option as of such date.

                                    ARTICLE V

                                     VESTING

        5.1    DEFERRAL ACCOUNT.

        A Participant's Deferral Account shall be 100% vested at all times.

        5.2    COMPANY CONTRIBUTION ACCOUNT.

        A Participant's interest in any Company Discretionary Contribution Amount credited to his or her Company Contribution Account shall vest according to the vesting schedule that the Administrative Committee shall determine at the time that such Company Discretionary Contribution Amount is credited.

                                   ARTICLE VI

                                  DISTRIBUTIONS

        6.1 DISTRIBUTION OF DEFERRED COMPENSATION AND DISCRETIONARY COMPANY Contributions.

               (a)    Scheduled In-Service Distribution.

                      (i) The amounts credited to each of the Participant's Plan Year Subaccounts that are subject to an in-service distribution election made by the Participant pursuant to
                      Section 3.3(a) above shall be distributed (A) in January of the year elected by the Participant if the Participant elected a lump sum distribution or (B) within 30 days of the end of each calendar quarter commencing in the year elected by the Participant if the Participant elected installment distributions, provided in each case that the Participant is employed by the Company, the Employer or an Affiliate on the date that the distribution is scheduled to commence. Notwithstanding the foregoing, if the amounts credited to the Participant's Plan Year Subaccount as of the end of the month immediately preceding the date that distributions are scheduled to commence is $25,000 or less or, if distributions from two or more Plan Year Subaccounts are scheduled to commence in the same calendar year for the same number of installments, if the sum of the amounts credited to such Plan Year Subaccounts is $25,000 or less, payment will be made in the form of a single lump sum rather than quarterly installments.

                      (ii) If the Participant's employment with the Company, the Employer and all Affiliates is terminated for any reason prior to the commencement of a scheduled in-service distribution for a Plan Year Subaccount pursuant to subsection (i) above, the Participant's in-service distribution election for such Plan Year Subaccount shall no longer be effective and all of the amounts credited to such Plan Year Subaccount shall be distributed as set forth in the following subsections of this Section 6.1 in accordance with any applicable election by the Participant. If the Participant terminates employment while receiving an in-service distribution from one or more Plan Year Subaccounts, the Participant's in-service distribution election for such Plan Year Subaccounts shall no longer be effective and the remaining installments shall be distributed as set forth in the following subsections of this Section 6.1 in accordance with any applicable election by the Participant.

               (b)    Alternative Form of Distribution.

                      (i) Distribution upon Eligible Retirement. In the event a Participant's employment terminates on account of an Eligible Retirement, the amounts credited to his or her Plan Year Subaccounts of his or her Deferral Account that are not then in pay status pursuant to in-service distribution elections and the vested amounts credited to his or her Company Contribution Account shall be distributed in a single lump sum payment as soon as practicable following his or her Payment Eligibility Date. Notwithstanding the foregoing, a Participant may elect to receive such distribution in substantially equal quarterly installments over one to 15 years beginning either (A) as soon as practicable following the Participant's Payment Eligibility Date or (B) a date certain that occurs both after the Participant's Eligible Retirement and on or before the Participant's 65th birthday, provided that his or her election is filed with the Committee either (A) at the time of making his or her initial election to defer Compensation under Section 3.1 (as described in Section 3.3(b)) or (B) at least one year prior to his or her termination of employment on a form provided and in a manner specified by the Committee. A Participant may change the form of distribution, provided that his or her change election is made on a form and in a manner specified by the Committee and such election is received by the Committee at least one year prior to the date distribution is to be made (or installments are to commence). Notwithstanding anything contained herein to the contrary, in the event that the sum of the amounts credited to a

                      Participant's Deferral Account and the vested portion of the amounts credited to his or her Company Contribution Account is less than $50,000 as of the end of the month in which his or her employment terminates, such amount shall be paid in a cash lump sum payment as soon as practicable following his or her Payment Eligibility Date. Any unvested amounts credited to a Participant's Company Contribution Account as of the time of a Participant's Eligible Retirement shall be forfeited.

                      (ii) Distribution upon Termination for other than a Participant's Eligible Retirement, Disability or Death. In the event a Participant terminates employment with the Company, the Employer and all Affiliates for any reason other than the Participant's Eligible Retirement, Disability or death, of the sum of amount then credited to his or her Deferral Account and the vested portion of the amount credited to his or her Company Contribution Account shall be distributed in a lump sum within 60 days following such termination of employment. Any unvested amounts credited to a Participant's Company Contribution Account at the time of his or her termination of employment as described in this Section 6.1(b)(ii) shall be forfeited.

                      (iii) Distribution upon Disability. In the event that a Participant's employment terminates as a result of the Participant's Disability, the amounts then credited to his or her Deferral Account and the vested portion of the amounts credited to his or her Company Contribution Account shall be paid to the Participant in the form and at the time that such amounts would have been paid to the Participant if his or her termination had been an Eligible Retirement. Any unvested amounts credited to a Participant's Company Contribution Account at the time of his or her termination of employment as described in this
                      Section 6.1(b)(iii) shall be forfeited.

                      (iv) Distribution upon Death. In the event that a Participant's employment terminates as a result of his or her death, all amounts in the

                      Participant's Deferral Account and Company Contribution Account (including both vested and unvested amounts) will be paid to the Participant's Beneficiary in a lump sum as soon as administratively practicable following such termination. If a Participant dies after termination of employment but while receiving installment payments under this Plan, any remaining installments shall be paid to the Participant's Beneficiary in a lump sum as soon as administratively practicable following the Participant's death.

               (c) The Participant's Plan Year Subaccounts shall continue to be credited with earnings pursuant to Sections 4.1 and 4.2 of the Plan until all amounts credited to his or her Plan Year Subaccounts under the Plan and all vested amounts credited to his or her Company Contributions Account have been distributed.

        6.2    NONSCHEDULED WITHDRAWALS.

        A Participant may elect to withdraw an amount not in excess of the amounts credited to his or her Plan Year Subaccounts, reduced by the withdrawal penalty described below. The Participant may make such an election by filing a written notice with the Committee on a form provided and in the manner specified by the Committee. Within 10 days following the Committee's receipt of such notice, an amount equal to 90% of the amount that the Participant has elected to withdraw from his or her Plan Year Subaccounts shall be paid to the Participant in a cash lump sum payment. Upon the payment of such withdrawal, (a) an amount equal to 10% of the amount the Participant has elected to withdraw from the Participant's Plan Year Subaccounts shall be forfeited, (b) the Participant shall cease to participate in the Plan for the remainder of the Plan Year in which the withdrawal occurs and shall be ineligible to participate during the Plan Year immediately following the Plan Year in which the withdrawal occurs, and (c) any deferral elections made by the Participant for such periods shall terminate. A Participant may not make more than a total of two withdrawals under this Section 6.2 during the entire term of the Plan. The amount of any such payments and forfeitures shall be deducted from the amounts credited to the Participant's Plan Year Subaccounts in such order and in such proportions as the Committee may determine in its sole discretion. The remaining amounts credited to a Participant's Plan Year

Subaccounts shall be distributed in accordance with the Participant's elections with respect to such Plan Year Subaccounts.

        6.3    HARDSHIP WITHDRAWALS.

        Upon written request of a Participant, the Committee may, in its sole discretion, make a lump sum payment to a Participant and/or accelerate the payment of installment payments due to the Participant in order to meet a severe financial hardship to the Participant resulting from (a) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (b) loss of the Participant's property due to casualty or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. However, no payment shall be made under this Section 6.3 to the extent that a hardship is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (c) by cessation of deferrals under the Plan effective for the next Plan Year. If requested by the Committee, the written request by the Participant shall include documentation of such hardship and proof that the hardship may not be relieved by any of the means listed in the preceding sentence. The amount of any hardship lump sum payment and/or accelerated amount under this Section 6.3 shall not exceed the lesser of (a) the amount required to meet the immediate financial need created by such hardship or
(b) the entire vested amounts credited to the Participant's Accounts. The amount of any such payments shall be deducted from the amounts credited to the Participant's Accounts in such order and in such proportions as the Committee may determine in its sole discretion. The remaining amounts credited to a Participant's Accounts shall be distributed in accordance with the Participant's elections with respect to such Accounts.

        6.4    INABILITY TO LOCATE PARTICIPANT.

        In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the Participant's termination of employment with the Company, the Employer and all Affiliates or, if later, the first date that installment payments to such person are due to commence, the amounts allocated to the Participant's Accounts shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefits, such amounts shall be reinstated without interest or earnings and the portions of such Accounts that were vested at the time the Participant's employment terminated shall be paid in accordance with Section 6.1(b) and any applicable election of the Participant.

        6.5 EFFECT OF A CHANGE OF CONTROL ON DISTRIBUTIONS OF PARTICIPANT ACCOUNTS. Unless the Participant has elected otherwise pursuant to Section 3.3(c), the occurrence of a Change of Control shall not accelerate the distribution of amounts credited to Participants' Accounts. Notwithstanding the preceding sentence, if the Investment Options in effect under the Plan prior to a Change of Control are substantially changed or eliminated following the Change of Control, then a Participant may elect to receive all vested amounts credited to the Participant's Accounts in a cash lump sum payment within five days following the Committee's receipt of such election; provided, however, that immediately prior to the payment of such distribution, 6% of the amount subject to the distribution shall be permanently forfeited and the remainder shall be paid to the Participant.

                                   ARTICLE VII

                                 ADMINISTRATION

        7.1    ADMINISTRATIVE COMMITTEE ACTION.

        The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

        7.2    POWERS AND DUTIES OF THE COMMITTEE.

               (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not limited to, the following:

                      (i) To select the funds or portfolios to be the Variable Investment Options and to establish the Variable Investment Limit for each Plan Year as set forth in
                      Section 3.2 hereof;

                      (ii) To determine the amount of any Company Discretionary Contribution Amounts and the applicable vesting schedule for each Company Discretionary Contribution Amount;

                      (iii) To construe and interpret the terms and provisions of this Plan;

                      (iv) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

                      (v) To maintain all records that may be necessary for the administration of the Plan;

                      (vi) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

                      (vii) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof; and

                      (viii) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.

        7.3    CONSTRUCTION AND INTERPRETATION.

        The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

        7.4    INFORMATION.

        To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other cause of termination, and such other pertinent facts as the Committee may require.

        7.5    COMPENSATION, EXPENSES AND INDEMNITY.

               (a) The members of the Committee shall serve without compensation for their services hereunder.

               (b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

               (c) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and each member thereof, and delegates of the Committee who are employees of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

        7.6    QUARTERLY STATEMENTS.

        Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Accounts as of the last day of each calendar quarter.

        7.7    CLAIMS PROCEDURE.

               (a) Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as "Claimant") may file a written request for such benefit with the Committee, setting forth his or her claim. The request must be addressed to the Committee at the Company's principal place of business.

               (b) Claim Decision. Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within 90 days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional 90 days for special circumstances. If the claim is denied in whole or in part, the Committee shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (i) the specified reason or reasons for such denial; (ii) the specific reference to pertinent provisions of this Plan on which such denial is based;
        (iii) a description of any additional material or information necessary for the

        Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (v) the time limits for requesting a review under subsection (c).

               (c) Request for Review. Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination. Such request must be addressed to the Committee, at the Company's principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such 60 day period, he or she shall be barred and estopped from challenging the original determination.

               (d) Review of Decision. Within 60 days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Claimant in writing, in a manner calculated to be understood by the Claimant, of its decision setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the 60 day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than 120 days after receipt of the request for review.

                                  ARTICLE VIII

                                  MISCELLANEOUS

        8.1    UNSECURED GENERAL CREDITOR.

        Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust (other than a grantor trust as provided in Section 8.2 of the Plan), or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan and the grantor trust established pursuant to Section 8.2 of the Plan be unfunded for purposes of the Code and for purposes of Title I of ERISA.

        8.2    TRUST FUND.

        (a) The Company shall be responsible for the payment of all benefits provided under the Plan. Nevertheless, the Company shall establish a grantor trust subject to Code Section 671, with such trustee as the Board or Committee may approve, for the purpose of facilitating the payment of such benefits following a Change of Control and, at the discretion of the Board or Committee, for facilitating the payment of such benefits at any time prior to a Change in Control. Such trust or trusts shall be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.

        (b) The trust agreement for the trust described in Section 8.2(a) shall require the Company to fund the trust with an amount at least equal to 120% of the aggregate amounts then credited to the Participants' Deferral Accounts and Company Contribution Accounts within five business days following a Change in Control. For this purpose, such trust agreement shall define "Change in Control" as such term is defined in this Plan document, except that the words

"Consummation of" in clause (c) of such definition shall be changed to "Approval by the stockholders of the Company of."

        8.3    RESTRICTION AGAINST ASSIGNMENT.

        The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

        8.4    WITHHOLDING.

        There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or other compensation) by the amount of cash sufficient to provide the amount of said taxes.

        8.5    AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION.

        The Company may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts. In the event that this Plan is terminated, the distribution of the amounts credited to a Participant's Accounts shall not be accelerated but shall be paid at such time and in such manner as determined under the terms of the Plan immediately prior to termination as if the Plan had not been terminated.

        8.6    GOVERNING LAW.

        This Plan shall be construed, governed and administered in accordance with the laws of the State of California.

        8.7    RECEIPT OR RELEASE.

        Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee, and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

        8.8    PAYMENTS ON BEHALF OF PERSONS UNDER INCAPACITY.

        In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

        8.9    HEADINGS, ETC. NOT PART OF AGREEMENT.

        Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

        IN WITNESS WHEREOF, the Company, has executed this document this 15th day of November, 2001.

                                        UNOCAL CORPORATION


                                        By: /s/ Frank C. Herringer
                                            ------------------------------------
                                        Title: Chairman of the Management
                                               Development and Compensation
                                               Committee



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